UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2014
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Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)
______________

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)
(561) 998-2232
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	On May 13, 2014, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)	The following items of business were voted upon by stockholders at the Annual Meeting:

(i) A proposal to elect the directors listed below for a one year term ending in 2015 and until their successors are duly elected and qualified was approved with the following vote:

Director	For	Against	Withheld	Broker Non-votes
William J. Grubbs	26,175,109	0	586,432	2,274,507
W. Larry Cash	23,525,552	0	3,235,989	2,274,507
Thomas C. Dircks	26,317,492	0	444,049	2,274,507
Gale Fitzgerald	23,803,463	0	2,958,078	2,274,507
Richard M. Mastaler	26,347,927	0	413,614	2,274,507
Joseph A. Trunfio, PhD	26,074,815	0	686,726	2,274,507

(ii)
The approval of amendment and restatement of the Company’s 2007 Stock Incentive Plan (amended and restated effective March 20, 2013), which will be renamed the 2014 Omnibus Incentive Plan was approved as follows:

For	Against	Abstentions	Broker Non-Votes
25,612,650	1,126,383	22,508	2,274,507

(iii)	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
28,072,138	926,167	37,743	0

(iv)	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
26,493,881	243,837	23,823	2,274,507

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ William J. Burns
William J. Burns Chief Financial Officer

Dated:  May 15, 2014